ASSIGNMENT AND ASSUMPTION OF LEASE

     This Assignment (the "Assignment") is made as of the 30th day of May, 2003, by and between ZAPATA CORPORATION OF TEXAS, INC. ("Assignor") and OMEGA PROTEIN CORPORATION ("Assignee").

     Assignor desires to assign to Assignee all of Assignor's right, title and interest in and to certain Lease dated June 30, 1995 between the Assignor and PARKWAY PROPERTIES LP (as successor-in-interest to Patriot Saint James I Inventors, L.P., and Mack-Cali Property, L.P.) as amended by the First Amendment to Lease Agreement dated March 13, 2000 (the "Lease").

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Assignor hereby assigns and delivers to Assignee all of Assignor's right, title and interest in and to the Lease and Assignee hereby accepts such assignment.

     2. Assignee hereby assumes and agrees to perform and be bound by all of the terms, covenants and conditions imposed upon Assignor as tenant under the Lease accruing or arising on or after the date of this Assignment.

     3. The Assignee shall indemnify and hold harmless the Assignor, its parents and subsidiaries, and all past, present or future officers and/or directors thereof, from and against all loss, damage, costs and expenses that may be claimed against, imposed upon or incurred by the Assignor or any of its parents and subsidiaries, and all past, present or future officers and directors thereof, by reason of the Assignee's failure to perform any of the obligations under the Lease assumed by the Assignee pursuant to paragraph 2 above.

     4. This Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which together, shall constitute one and the same instrument.

     5. This Assignment shall be binding upon and insure to the benefit of the successors and assigns of all the respective parties hereto.

     6. This Assignment shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of New York.

     IN WITNESS WHEREOF, the Assignor and the Assignee have executed and delivered this Assignment as of the day and year first written above.



ASSIGNOR:                 ZAPATA CORPORATION OF TEXAS, INC.


                          By:      /s/ Leonard DiSalvo
                          Name:    Leonard DiSalvo, Vice President


ASSIGNEE:                 OMEGA PROTEIN CORPORATION


                          By:    /s/ John D. Held
                          Name:        John D. Held
                                  Senior Vice President, General Counsel
                                      and Secretary







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                                CONSENT OF LESSOR

     The attached Assignment and Assumption of Lease Agreement has been executed by the Assignor and the Assignee, and the Lessor hereby consents to the above assignment of the Lease to Omega Protein Corporation, the above-named Assignee, and in consideration of One Dollar ($1.00) and other good and valuable consideration, receipt of which is hereby acknowledged, the Lessor hereby releases the Assignor, Zapata Corporation of Texas, Inc., its parents and subsidiaries, and all past, present or future officers and directors thereof, from all obligations under the Lease.

Dated: May 30, 2003           PARKWAY  PROPERTIES,  LP  (Lessor),  through its
                              General  Partner, Parkway Properties General
                              Partners, Inc.


                              By:       /s/  Mitch Mattingly
                              Name: Mitch Mattingly
                                Title: Supervisor




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